FOR IMMEDIATE RELEASE

December 23, 2008

Contact:

Susan Jordan

(732) 577-9996

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

LEASES PROPERTY IN RIDGELAND, MISSISSIPPI

Freehold, NJ,   December 23, 2008……….

Monmouth Real Estate Investment Corporation (NASDAQ:MNRTA) is pleased to announce the leasing of its property at 105 Business Park Drive in Ridgeland, Mississippi.  The building was purchased by Monmouth in 1993 and tenanted by Keebler through 2003, and by Oxford Automotive Alabama, Inc., from 2003 through 2004.  This 26,340 square foot property has now been leased through 2019 to Graybar Electric Company, a New York corporation with its principal place of business in St. Louis, Missouri.   The tenant has an option to terminate this lease in 2014.

According to Eugene Landy, President, “Our portfolio of fifty-seven industrial properties and one shopping center continues to deliver strong occupancy rates.  With the leasing of the Ridgeland building, the long-term visibility and predictability of Monmouth’s high quality income streams is enhanced.”

Monmouth Real Estate Investment Corporation, which was organized in 1968, is a publicly-owned real estate investment trust specializing in net-leased industrial properties.  The Company’s equity portfolio consists of fifty-seven industrial properties and one shopping center located in twenty-five states.  In addition, the Company owns a portfolio of REIT securities.

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